EXHIBIT 99.1

Del Monte Foods Company	NEWS RELEASE
P.O. Box 193575
San Francisco, CA 94119-3575
DEL MONTE FOODS TO ADD MILK-BONE
TO ITS PET PRODUCTS PORTFOLIO
Leading Brand With 100-Year Heritage Strengthens Company’s
Competitive Ability in Fast-Growing Pet Snacks Business

SAN FRANCISCO, March 16, 2006 - Del Monte Foods Company (NYSE: DLM) today announced that Del Monte Corporation, its wholly-owned subsidiary, has entered into an agreement to acquire certain pet product assets, including the Milk-Bone brand (“Milk-Bone”), from Kraft Foods Global, Inc. for approximately $580 million. The effective cost to Del Monte of the acquisition will be offset by approximately $125 million of future tax benefits which Del Monte expects to achieve as a result of the acquisition.
“We are extremely pleased to add Milk-Bone to our portfolio of leading pet brands,” said Richard G. Wolford, Del Monte’s Chairman and Chief Executive Officer. “Milk-Bone, with its strong brand position in the fast-growing and dynamic pet snacks category, will significantly strengthen our overall competitiveness in the pet business. Importantly, it is another key step forward for Del Monte as we deliver against our overall strategic commitments and our execution of Project Brand. This transaction will meaningfully improve the overall margin and growth potential of the entire Company. Further, the acquisition builds on the momentum generated with our recently announced agreements to acquire Meow Mix and divest Del Monte’s private label soup and infant feeding businesses, resulting in a greater branded focus of the entire portfolio.”
Project Brand is Del Monte’s previously announced strategic plan to enhance shareholder value by increasing the branded focus of its product portfolio and accelerating innovation-driven organic growth in higher margin categories.
Milk-Bone is a leader in dog snacks, generating revenues of approximately $180 million in calendar year 2005 (53 weeks). The acquisition complements Del Monte’s portfolio of pet products in dog snacks, a segment which has grown at an average annual rate of approximately 10% since fiscal 2001. As a result of the transaction, Del Monte’s pet business will have an improved platform for developing and promoting innovative and successful products.

As noted above, the Company expects to realize tax benefits with a net present value of approximately $125 million associated with the amortization of intangible assets as a result of the acquisition. In fiscal 2007, the Company expects the acquisition to be neutral to slightly accretive to earnings before integration expense. When incorporating the impact of integration expense, the Company expects that the transaction will be dilutive to earnings in fiscal 2007. In fiscal 2008, the Company expects the transaction to be meaningfully accretive to earnings. Additionally, since Milk-Bone has gross margins well in excess of Del Monte’s current overall average, the Company anticipates that the acquisition will increase Del Monte’s overall gross margin.
Del Monte expects to fund the Milk-Bone acquisition with additional debt, and in order to complete this transaction, Del Monte has received financing commitments for senior debt financing in an amount sufficient to fund the purchase price. Assuming that most of Del Monte’s post-acquisition cash flow will be used to pay down debt, the Company expects debt levels to return to the Company’s current and targeted range within the next three years.
“With its 100-year heritage, Milk-Bone is one of the most trusted and widely recognized brands in the pet products industry and joins our already strong pet portfolio, which includes such brands as Kibbles ‘n Bits, 9-Lives, Snausages and Pup-Peroni, as we focus on enhancing the emotional connection between pets and their families,” continued Mr. Wolford.
Milk-Bone’s iconic brand equity and focus on oral care complements the positioning of our current snack portfolio equities, and we see great opportunities to utilize our innovation capabilities and capitalize on key pet trends, including health and wellness of pets. We believe Del Monte brings real value to this brand. We will work to energize the equity with increased investment in Milk-Bone, bring effective innovation to the product base and utilize our R&D and manufacturing expertise in pet snacks. We also plan to build in-store momentum with our extensive pet category knowledge and will utilize our U.S. retail go-to-market platform, including strong customer relationships, to drive growth in this brand. We are looking forward to Milk-Bone becoming a core part of our pet products offering to our customers and consumers, and believe it will benefit from Del Monte’s strategic focus going forward.”
Since 1908, when the first Milk-Bone Original dog biscuit was sold, Milk-Bone has grown to become a leading brand in pet snacks. Kraft Foods has accomplished this through marketing a complete line of quality dog biscuits, chewy treats and crunchy treats that excite dogs and their pet parents, and Milk-Bone currently has a leading brand awareness score in dog snacks. Key products include Milk-Bone Original Biscuits, Milk-Bone Grillin’ Bites chewy treats, Milk-Bone Bakery Bites Cookies for Dogs, Milk-Bone Mar-O Snacks crunchy treats, and Milk-Bone Original Dog Treats. Milk-Bone products are distributed nationally, with the majority of sales originating from the grocery and mass merchandiser channels. Del Monte believes there are opportunities to expand Milk-Bone’s business in other key customer segments where Del Monte has a greater presence.
Del Monte Foods expects the transaction to close in fiscal 2007, subject to the satisfaction of customary closing conditions and antitrust approval under the Hart-Scott-Rodino Act. The financial results of Milk-Bone are expected to be reported within the Pet Products reportable segment.
Goldman, Sachs & Co. and Banc of America Securities LLC are acting as financial advisers to Del Monte Corporation.
Del Monte Foods
Del Monte Foods is one of the country’s largest and most well known producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market, generating over $3 billion in net sales in fiscal 2005. With a powerful portfolio of brands including Del Monte®, Contadina®, StarKist®, S&W®, College Inn®, 9Lives®, Kibbles ‘n Bits®, Pup-Peroni®, Snausages®, Pounce® and Meaty Bone®, Del Monte products are found in nine out of ten American households. For more information on Del Monte Foods Company (NYSE:DLM), visit the Company’s website at www.delmonte.com.
Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss this transaction at 7:00 a.m. PT (10:00 a.m. ET) today. The webcast slide presentation can be accessed at www.delmonte.com/Company/investors. The audio portion of the webcast may also be accessed during the call as follows: 1-888-989-4720 (1-210-839-8504 outside the U.S. and Canada), verbal code: Del Monte Foods. The webcast and slide presentation will be available online following the presentation.
This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” and words of similar meaning. The forward-looking statements contained in this press release include statements related to the planned acquisition of Milk-Bone and the timing thereof; the expected impact of the planned acquisition, including without limitation the expected impact on the Company’s margins, growth potential, percentage of net sales represented by the Company’s pet products segment, competitiveness in the pet business, and fiscal 2007 and fiscal 2008 results; future expected debt levels; and the operation of the Company going forward.
Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement, including failure to obtain Hart-Scott-Rodino approval or other regulatory approvals or to satisfy other conditions necessary to consummate the planned acquisition on a timely basis, if at all; other issues affecting the expected closing or consequences of the acquisition, including the costs and expenses associated with financing the purchase price, other costs associated with the planned acquisition, and the future financial results of the Company, including results related to Milk-Bone; the Company’s cash flow; the impact of other acquisitions or divestitures; and the Company’s business plans at and after the time of any consummation of the planned acquisition. Factors that may affect the Company’s future financial results, cash flow, and business plans are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

CONTACTS:

Media	Analysts
Melissa Murphy	Jennifer Garrison
Del Monte Foods	Del Monte Foods
(412) 222-8713	(415) 247-3382

Brandy Bergman/Robin Weinberg
Citigate Sard Verbinnen
(212) 687-8080
# # #

4